UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 7, 2022
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On March 7, 2022, Akamai Technologies, Inc. (the “Company”) issued a statement describing the steps it is taking in support of the people of Ukraine, including suspending all sales efforts into Russia and Belarus, terminating business with state-majority-owned Russian and Belarussian customers and complying with all sanctions. The Company’s statement is furnished as Exhibit 99.1 hereto. Revenue from all Russian and Belarussian customers and other customers subject to sanctions represented approximately 0.1% of the Company’s total revenue for the year ended December 31, 2021. Revenue attributable to traffic from all customers delivering content into Russia, Belarus and Ukraine from anywhere on the Company's network represented approximately 0.9% of the Company’s total revenue for the year ended December 31, 2021. At present, Akamai is not generally restricted from delivering content into Russia, Belarus or Ukraine and currently plans to maintain network operations there.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit shall be deemed to be furnished, and not filed:

99.1	Company Statement issued on March 7, 2022

104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2022	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Aaron Ahola
Aaron S. Ahola, Executive Vice President, General Counsel and Corporate Secretary